Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On November 17, 2017, U.S. Concrete, Inc. ("U.S. Concrete", the "Company", "we", "us", or "our") completed its acquisition of all of the issued and outstanding shares of capital stock of Polaris Materials Corporation ("Polaris"). The aggregate transaction cash consideration was approximately $242.8 million, consisting of approximately $236.2 million to former Polaris shareholders and $6.6 million for holders of stock options and deferred share units.
The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only.  The assumptions, estimates, reclassifications and adjustments herein have been made solely for purposes of developing the unaudited pro forma condensed combined financial statements and are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it occurred on September 30, 2017. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 are presented as if the acquisition had occurred on January 1, 2016. The historical financial statements have been adjusted in the pro forma financial statements to give effects to items that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact to the combined company. The unaudited pro forma condensed combined statements of income do not include non-recurring items such as legal and professional fees related to the acquisition, nor do they reflect cost savings expected to be realized from the elimination of certain expenses and synergies expected to be created or the costs to achieve such cost savings or synergies. Such costs may be material and no assurance can be given that cost savings or synergies will be realized. Therefore, the unaudited pro forma condensed combined financial statements should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the dates indicated and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.
The estimated fair values used for the purpose of adjusting for the acquisition within the unaudited pro forma condensed consolidated financial statements are preliminary, as the acquisition was completed on November 17, 2017, and the determination of fair value of the assets and liabilities of Polaris requires extensive use of estimates and management's judgment. We expect to finalize the accounting for the business combination as soon as practicable within the measurement period, but in no event later than November 2018. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the audited financial statements of U.S. Concrete as of and for the year ended December 31, 2016, as filed with our Form 10-K for the year ended December 31, 2016;

•	the unaudited condensed consolidated financial statements of U.S. Concrete, filed with our Form 10-Q for the quarterly period ended September 30, 2017;

•	the audited consolidated financial statements of Polaris as of and for the year ended December 31, 2016, included as Exhibit 99.1 to this Current Report on Form 8-K/A; and

•	the unaudited consolidated financial statements of Polaris as of and for the nine months ended September 30, 2017, included as Exhibit 99.2 to this Current Report on Form 8-K/A.

U.S. CONCRETE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2017
(in thousands)

	Historical U.S. Concrete	Historical Polaris (1)	US GAAP Adjustments	Pro Forma Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$248,263	$11,968	$—	$(242,767)	b) i)	$7,048
				(10,416)	b) ii)
Accounts receivable, net	234,976	4,947	—	—		239,923
Inventories	45,429	4,946	—	3,497	b) iii)	53,872
Other receivables	14,080	98	—	(8,062)	b) iv)	6,116
Prepaid expenses	6,328	—	—	—		6,328
Other current assets	1,298	840	—	—		2,138
Total current assets	550,374	22,799	—	(257,748)		315,425
Property, plant and equipment, net	438,789	56,094	(2,074)		a) i)	704,742
			(551)		a) ii)
			(1,659)		a) iii)
				214,143	b) v)
Goodwill	147,160	—	—	42,554	b) v)	189,714
Intangible assets, net	121,385	—	—	—		121,385
Other assets	1,993	915	—	—		2,908
Total assets	$1,259,701	$79,808	$(4,284)	$(1,051)		$1,334,174
LIABLITIES AND EQUITY
Current liabilities:
Accounts payable	$123,126	$4,690	$—	$—		$127,816
Accrued liabilities	90,563	10,631	—	(8,062)	b) iv)	93,132
Current maturities of long-term debt	24,938	583	—	—		25,521
Total current liabilities	238,627	15,904	—	(8,062)		246,469
Long-term debt, net of current portion	663,480	698	—	—		664,178
Other long-term obligations and deferred credits	60,833	4,516	(2,635)	—	a) iii)	62,714
Deferred income taxes	14,970	—	—	42,554	b) vi)	57,524
Total liabilities	977,910	21,118	$(2,635)	34,492		1,030,885

Equity:
Total stockholders' equity	281,791	63,233	(1,581)		a) iv)	271,375
				(61,652)	b) vii)
				(10,416)	b) ii)
Noncontrolling interest	—	(4,543)	(68)		a) iv)	31,914
				36,525	b) viii)
Total liabilities and equity	$1,259,701	$79,808	$(4,284)	$(1,051)		$1,334,174
(1)    Certain reclassifications were made to conform to U.S. Concrete's financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements.

U.S. CONCRETE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2017
($ in thousands, except share and per share amounts)

	Historical U.S. Concrete	Historical Polaris (1)	US GAAP Adjustments	Pro Forma Adjustments	Notes	Pro Forma
Revenue	$994,687	$39,380	$—	$—		$1,034,067
Cost of goods sold before depreciation, depletion and amortization	778,328	31,354	336	—	a) i), iii)	810,018
Selling, general and administrative expenses	86,073	14,638	—	(10,528)	b) ix)	90,183
Depreciation, depletion and amortization	48,802	3,480	(72)	—	a) i), ii), iii)	56,049
				3,839	b) x)
Change in value of contingent consideration	2,047	—	—	—		2,047
Impairment of assets	648	—	—	—		648
Gain on sale of assets	(496)	—	—	—		(496)
Operating income (loss)	79,285	(10,092)	(264)	6,689		75,618
Interest expense, net	31,062	176	(57)	—	a) iii)	31,181
Derivative loss	791	—	—	—		791
Loss on extinguishment of debt	60		—			60
Other expense (income), net	(2,591)	1,320	—	—		(1,271)
Income (loss) from continuing operations before income taxes	49,963	(11,588)	(207)	6,689		44,857
Income tax expense (benefit)	20,854	(1)	—	(1,037)	b) x)	19,816
Income (loss) from continuing operations	29,109	(11,587)	(207)	7,726		25,041
Income (loss) from continuing operations attributable to noncontrolling interest	—	38	(25)	(336)	a) v), b) xi)	(323)
Income (loss) from continuing operations attributable to stockholders	$29,109	$(11,625)	$(182)	$8,062		$25,364

Income (loss) from continuing operations per share attributable to U.S. Concrete, Inc. common stockholders:
Basic	$1.85					$1.61
Diluted	$1.75					$1.52

Weighted average shares outstanding:
Basic	15,745					15,745
Diluted	16,633					16,633
(1)    Certain reclassifications were made to conform to U.S. Concrete's financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements.

U.S. CONCRETE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2016
($ in thousands, except share and per share amounts)

	Historical U.S. Concrete	Historical Polaris (1)	US GAAP Adjustments	Pro Forma Adjustments	Notes	Pro Forma
Revenue	$1,168,160	$45,233	$—	$—		$1,213,393
Cost of goods sold before depreciation, depletion and amortization	922,338	37,677	669		a) i), ii), iii)	960,684
Selling, general and administrative expenses	100,019	6,436	—	—		106,455
Depreciation, depletion and amortization	54,852	4,658	(160)	—	a) i), ii), iii)	64,797
				5,447	b) x)
Change in value of contingent consideration	5,225	—	—	—		5,225
Gain on sale of assets	(1,416)	—	—	—		(1,416)
Operating income (loss)	87,142	(3,538)	(509)	(5,447)		77,648
Interest expense, net	27,709	106	(72)	—	a) iii)	27,743
Derivative loss	19,938	—	—	—		19,938
Loss on early extinguishment of debt	12,003	—	—	—		12,003
Other expense (income), net	(3,237)	436	—	—		(2,801)
Income (loss) from continuing operations before income taxes	30,729	(4,080)	(437)	(5,447)		20,765
Income tax expense (benefit)	21,151	(37)	—	(1,471)	b) x)	19,643
Income (loss) from continuing operations	9,578	(4,043)	(437)	(3,976)		1,122
Income (loss) from continuing operations attributable to noncontrolling interest	—	(118)	(52)	(477)	a) v), b) xi)	(647)
Income (loss) from continuing operations attributable to stockholders	$9,578	$(3,925)	$(385)	$(3,499)		$1,769

Income (loss) from continuing operations per share attributable to U.S. Concrete, Inc. common stockholders:
Basic	$0.63					$0.12
Diluted	$0.59					$0.11

Weighted average shares outstanding:
Basic	15,098					15,098
Diluted	16,226					16,226
(1)    Certain reclassifications were made to conform to U.S. Concrete's financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements.

U.S. CONCRETE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.    Description of Transaction

The accompanying unaudited pro forma condensed combined financial statements (the "Pro Forma Statements") of U.S. Concrete, Inc. ("USC" or the "Company") have been prepared to give effect to the acquisition of Polaris Materials Corporation ("Polaris") effective November 17, 2017. Pursuant to the acquisition arrangement ("Arrangement"), USC acquired all of the issued and outstanding common shares of Polaris.

Under the Arrangement, all of the issued and outstanding common shares of Polaris were acquired by USC in exchange for cash consideration of C$3.40 per share by way of a statutory plan of arrangement. Upon closing of the Arrangement, USC paid an aggregate of approximately $236.2 million to Polaris shareholders. In addition, option holders and holders of deferred share units were paid an aggregate of approximately $6.6 million pursuant to the Arrangement. USC, through a wholly-owned subsidiary, now owns 100% of the outstanding shares of Polaris.

2.    Basis of Presentation

The Pro Forma Statements have been prepared in connection with the acquisition of Polaris for illustrative purposes only and give effect to the acquisition pursuant to the assumptions described in Note 5. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 gives effect to the Arrangement as if it had occurred on September 30, 2017. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and for the nine months ended September 30, 2017 give effect to the Arrangement as if it had occurred on January 1, 2016. The preparation of these Pro Forma Statements is based on the historical financial statements of the Company and Polaris. Polaris historically reported their financial statements in U.S. dollars and in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB"). For the purposes of the Pro Forma Statements, the Polaris financial statements have been converted to accounting principles generally accepted in the United States of America ("U.S. GAAP"). Certain reclassifications have been made to Polaris's historical financial statements to conform with USC's presentation.

These Pro Forma Statements have been prepared from the information derived from, and should be read in conjunction with, the following:

a) The Company’s audited consolidated financial statements as of and for the year ended December 31, 2016;

b) The Company’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2017;

c) Polaris’s audited consolidated financial statements as of and for the year ended December 31, 2016; and

d) Polaris’s unaudited condensed consolidated interim financial statements as of and for the nine months ended September 30, 2017.

These Pro Forma Statements are not indicative of the operating results or financial conditions that may have been achieved if the Arrangement had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position of the combined entities for any future period or as of any future date. These Pro Forma Statements do not reflect any cost savings, operating synergies, or enhancements that the combined company may achieve as a result of the acquisition.

3.    Significant Accounting Policies

These Pro Forma Statements have been compiled using the significant U.S. GAAP accounting policies as set out in the Company's audited consolidated financial statements as of and for the year ended December 31, 2016.

In preparing the Pro Forma Statements, a review was undertaken to identify the differences between U.S. GAAP and IFRS as issued by the IASB and to identify any further accounting policy differences between the Company and Polaris where the impact was potentially material and could be reasonably estimated. Further accounting policy differences may be identified after integration of the acquisition. The significant accounting policies of Polaris are believed to conform in all material respects to those of USC, except as noted in Note 5.

4.    Purchase Price Allocation

A summary of the preliminary purchase price to the acquired assets and liabilities assumed is as follows (in thousands):

Cash consideration for outstanding Polaris common shares	$236,201
Cash consideration for outstanding Polaris options and units	6,566
Total consideration	$242,767

The preliminary purchase price has been allocated to the following identifiable assets and liabilities based on their estimated fair value as of September 30, 2017 as follows (in thousands):

Current assets, including cash and cash equivalents of $12.0 million	$26,296
Other assets	266,869
Total assets acquired	293,165
Current liabilities	(15,905)
Long-term deferred income tax	(42,554)
Other long-term liabilities	(2,579)
Total liabilities assumed	(61,038)
Noncontrolling interest	(31,914)
Goodwill	42,554
Total consideration (fair value)	$242,767

The amounts above are considered preliminary and are subject to change once USC completes its determination of the fair value of assets acquired and liabilities assumed. Thus these amounts are subject to refinement, as additional adjustments to record the final estimates of fair value of all assets acquired and liabilities assumed will be required, including, but not limited to, inventory, property, plant and equipment, intangible assets, deferred income taxes, and noncontrolling interest.

5.    Pro Forma Assumptions and Adjustments

The Pro Forma Statements reflect the following assumptions and adjustments to give effect to the acquisition.

a)	Assumptions and adjustments made to adjust Polaris's historical IFRS balances to U.S. GAAP are as follows:

i)	Under IFRS, Polaris capitalized mineral property exploration and evaluation costs and depreciated the costs based on units of production. Under U.S. GAAP, such costs are expensed as incurred.

ii)
Under IFRS, Polaris capitalized the costs of removing waste and overburden (stripping costs) incurred relating to improved access and future development as a stripping activity asset within property, plant and equipment. The capitalized costs were then depreciated based on units of production. Under U.S. GAAP, such costs are expensed as incurred.

iii)
Under IFRS, Polaris calculated its asset retirement obligation as the estimated future reclamation costs and discounted using the risk free interest rate. For U.S. GAAP purposes, the asset retirement obligation is initially calculated as the fair value of future reclamation costs and discounted using Polaris’s credit adjusted risk free interest rate. Under IFRS, accretion of the asset retirement obligation is classified as interest expense. Under U.S. GAAP, accretion of the asset retirement obligation is classified as cost of goods sold before depreciation, depletion and amortization.

iv)	To record the cumulative adjustments to accumulated deficit, accumulated other comprehensive income, and noncontrolling interest.

v)	Reflects the allocation of net income (loss) to the noncontrolling interest.

b)
Assumptions and adjustments made to give effect to the acquisition, as if the Arrangement had occurred on September 30, 2017 for the unaudited pro forma condensed combined balance sheet and January 1, 2016 for the unaudited pro forma condensed combined statements of operations:

i)	To record the amount paid in cash by USC for Polaris.

ii)
To record the amounts paid in cash at closing for transaction costs specifically related to the Arrangement. Transaction costs of $4.0 million related to costs incurred by USC and $6.4 million related to costs incurred by Polaris are recorded as a pro forma adjustment to retained earnings.

iii)	To adjust Polaris's inventory to reflect its estimated fair value at September 30, 2017.

iv)	To eliminate the funds USC loaned Polaris to pay a break fee to another company.

v)
Consideration of $242.8 million has been allocated to the acquired assets and liabilities on a pro forma basis as described in Note 4. Management has not yet completed its determination of the estimated fair value of all identifiable assets and liabilities acquired due to the complex nature of the acquisition. The significant property, plant, and equipment item acquired was the Orca quarry. The expected remaining useful life of the Orca quarry is 17 years. The purchase adjustment for the Orca quarry is amortized using the units of production method, and the annual amortization of the purchase adjustment over the next five years is expected to be $4.8 million.

vi)
To record a long-term deferred tax liability related to the fair value adjustment of property, plant and equipment and other pro forma adjustments, which will be reversed through income as the underlying adjustments to the asset are depreciated.

vii)	To eliminate Polaris's historical equity balance.

viii)	To adjust the carrying value of Polaris's noncontrolling interest to reflect its estimated fair value as of September 30, 2017.

ix)
To eliminate transaction costs of $0.8 million incurred by USC and $9.7 million incurred by Polaris in the nine months ended September 30, 2017, which directly relate to the Arrangement. Transaction costs have not been included in the pro forma condensed combined statement of operations given their non-recurring nature.

x)
To record the depreciation and depletion adjustment based on the estimated fair value adjustment on the property, plant and equipment and management’s estimate of mineral deposits. A further adjustment is made to income tax expense to record the related deferred income tax recovery related to the depreciation and depletion adjustment.

xi)	Reflects the allocation of net income (loss) to the Orca Sand and Gravel Limited Partnership to its noncontrolling interest.